Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 25, 2010, Live Nation Entertainment, Inc. (formerly known as Live Nation, Inc.) (“Live Nation”) completed the previously announced merger (the “Merger”) of Ticketmaster Entertainment, Inc. (“Ticketmaster Entertainment”) with and into a wholly-owned subsidiary of Live Nation (“Merger Sub”) pursuant to the Agreement and Plan of Merger, dated February 10, 2009, among Live Nation, Ticketmaster Entertainment and Merger Sub (the “Merger Agreement”). In connection with the Merger, each issued and outstanding share of Ticketmaster Entertainment common stock was cancelled and converted into the right to receive 1.4743728 shares of Live Nation common stock (the “Final Exchange Ratio”) plus cash in lieu of any fractional shares such that Ticketmaster Entertainment stockholders received approximately 50.01% of the voting power of the combined company.

The unaudited pro forma condensed combined balance sheet as of December 31, 2009 combines the historical consolidated balance sheets of Live Nation and Ticketmaster Entertainment and gives effect to the Merger as if it had been completed on December 31, 2009. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 combines the historical consolidated statements of operations of Live Nation and Ticketmaster Entertainment for their respective years ended December 31, 2009 and gives effect to the Merger as if it had been completed on January 1, 2009. The historical consolidated financial statement information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The notes to the unaudited pro forma condensed combined financial statements describe the pro forma amounts and adjustments presented below.

The combination of Live Nation and Ticketmaster Entertainment was structured as a merger of equals. For accounting purposes, however, one of the combining enterprises must be identified as the acquirer in accordance with the guidance of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

Under ASC 805, in a business combination effected primarily by exchanging equity interests, the accounting acquirer usually is the entity that issues its equity interests. ASC 805 also specifies that the following factors be considered in determining which combining company to treat as the acquirer for accounting purposes:

•	The relative voting rights in the combined entity after the business combination.

•	The existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest.

•	The composition of the governing body of the combined company.

•	The composition of the senior management of the combined company.

•	The terms of the exchange of equity interests, including payment of any premium.

•	The relative sizes of the combining entities.

Based on Live Nation’s and Ticketmaster Entertainment’s analyses of these factors as applied to the Merger, while Live Nation and Ticketmaster Entertainment view this transaction as a merger of equals, Live Nation is the deemed accounting acquirer of Ticketmaster Entertainment for accounting purposes. This means that Live Nation will record the purchase price based on the fair value of Ticketmaster Entertainment’s assets, liabilities and noncontrolling interests at the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with the provisions of ASC 805 and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. Under the acquisition method, the total estimated purchase price (consideration transferred) as described in Note 1 was measured on January 25, 2010, the acquisition date (which was the closing date of the Merger), using the closing price for Live Nation common stock of $10.51. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary acquisition-date fair values of the identifiable assets acquired, liabilities assumed and Ticketmaster Entertainment noncontrolling interests, including an amount for goodwill, utilizing information currently available. The final acquisition accounting amounts will be determined after completion of an analysis of the fair value of Ticketmaster Entertainment’s assets, liabilities and noncontrolling interests and the preliminary amounts will be adjusted upon completion of the final valuation. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. The final valuation is expected to be completed as soon as practicable, but no later than one year after the consummation of the Merger.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single company during the periods presented or the results that the combined company will experience after the Merger. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters (except as noted below) or any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger. These financial statements also do not include any integration costs, dis-synergies or remaining future transaction costs that the companies may incur related to the Merger as part of combining the operations of the companies.

The Merger was approved by the U.S. Department of Justice (“DOJ”) and other regulators after Live Nation and Ticketmaster Entertainment agreed to certain concessions, including, among others, that Ticketmaster Entertainment divest its Paciolan, Inc. (“Paciolan”) primary ticketing business to Comcast-Spectacor, L.P. (“Comcast”) or another acceptable buyer, which disposition to Comcast was completed on March 5, 2010, and that Ticketmaster Entertainment license its proprietary Ticketmaster Host technology to Anschutz Entertainment Group, Inc. (“AEG”) to allow AEG to potentially ticket its owned and operated venues and third-party clients using such technology. This arrangement with AEG will replace certain existing contracts whereby Ticketmaster Entertainment is currently providing ticketing services to AEG. Pro forma recognition has been given to the anticipated impact of these concessions to the extent they are identifiable at the time of this filing.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Live Nation’s and Ticketmaster Entertainment’s historical consolidated financial statements and accompanying notes in their Annual Reports on Form 10-K, as of and for the year ended December 31, 2009.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2009

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Live Nation	Ticketmaster Entertainment
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$236,955	$554,482	$111	(a)	$791,548
Accounts receivable, net	176,179	106,114	(6,128	)(b)	276,165
Prepaid expenses and other current assets	304,732	108,781	(43,565	)(c)	369,948
Assets of operations held for sale	—	—	39,575	(d)	39,575

Total current assets	717,866	769,377	(10,007)		1,477,236
Property, plant and equipment—net	749,984	101,048	(23,605	)(e)	827,427
Intangible assets
Intangible assets—net	470,889	300,305	503,600	(f)	1,274,794
Goodwill	204,672	482,341	574,573	(g)	1,261,586
Other long-term assets
Investments in nonconsolidated affiliates	2,077	8,809	—		10,886
Other long-term assets	196,271	127,878	(84,209	)(h)	239,940

Total assets	$2,341,759	$1,789,758	$960,352		$5,091,869

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$50,844	$390,590	$(11,810	)(i)	$429,624
Accrued expenses and other current liabilities	375,822	157,855	15,209	(j)	548,886
Deferred revenue	284,536	32,483	5,456	(k)	322,475
Liabilities of operations held for sale	—	—	16,155	(l)	16,155
Current portion of long-term debt	41,032	—	10,855	(m)	51,887

Total current liabilities	752,234	580,928	35,865		1,369,027
Long-term debt—net	699,037	811,980	28,875	(n)	1,539,892
Other long-term liabilities	94,567	32,464	24,021	(o)	151,052
Deferred taxes	30,480	60,337	142,962	(p)	233,779
Redeemable preferred stock liability	40,000	—	—		40,000

Redeemable preferred stock	—	16,130	(16,130	)(q)	—
Redeemable noncontrolling interests	—	57,086	43,910	(v)	100,996
Stockholders’ equity
Common stock	860	574	272	(r)	1,706
Additional paid-in capital	1,090,572	1,219,822	(295,287	)(s)	2,015,107
Accumulated deficit	(433,785)	(1,028,504)	1,005,973	(t)	(456,316)
Cost of shares held in treasury	(9,529)	—	—		(9,529)
Accumulated other comprehensive income	4,199	7,001	(7,001	)(u)	4,199

Total Live Nation and Ticketmaster Entertainment stockholders’ equity	652,317	198,893	703,957		1,555,167
Noncontrolling interests	73,124	31,940	(3,108	)(v)	101,956

Total stockholders’ equity	725,441	230,833	700,849		1,657,123

Total liabilities and stockholders’ equity	$2,341,759	$1,789,758	$960,352		$5,091,869

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Live Nation	Ticketmaster Entertainment
	(in thousands except per share data)
Revenue	$4,181,021	$1,486,167	$(150,636	)(w)	$5,516,552
Operating expenses:
Direct operating expenses	3,357,245	896,152	(147,557	)(x)	4,105,840
Selling, general and administrative expenses	711,912	365,994	(65,700	)(y)	1,012,206
Depreciation and amortization	158,118	127,901	68,166	(z)	354,185
Goodwill impairment	9,085	—	—		9,085
Gain on sale of operating assets	(2,983)	—	—		(2,983)

Operating income (loss)	(52,356)	96,120	(5,545)		38,219
Interest expense	66,365	63,518	7,280	(aa)	137,163
Interest income	(2,193)	(2,392)	(759	)(bb)	(5,344)
Equity in earnings of nonconsolidated affiliates	(1,851)	(3,872)	—		(5,723)
Impairment of long-term investments	—	9,914	—		9,914
Other expense (income)—net	1	(9,172)	(12	)(cc)	(9,183)

Income (loss) from continuing operations before income taxes	(114,678)	38,124	(12,054)		(88,608)
Income tax expense	11,333	19,096	(12,264	)(dd)	18,165

Income (loss) from continuing operations	(126,011)	19,028	210		(106,773)
Net income (loss) from continuing operations attributable to noncontrolling interests	10,445	(11,226)	(1,595	)(ee)	(2,376)

Net income (loss) from continuing operations attributable to Live Nation and Ticketmaster Entertainment	$(136,456)	$30,254	$1,805		$(104,397)

Net income (loss) from continuing operations per common share attributable to common stockholders:
Basic	$(1.65)	$0.53			$(0.62	)(ff)
Diluted	$(1.65)	$0.50			$(0.62	)(ff)
Weighted average common shares outstanding:
Basic	82,652	57,350			167,208	(ff)
Diluted	82,652	59,680			167,208	(ff)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Live Nation and Ticketmaster Entertainment as of December 31, 2009 and gives effect to the Merger as if it had been completed on December 31, 2009. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 combines the historical consolidated statements of operations of Live Nation and Ticketmaster Entertainment for their respective years ended December 31, 2009 and gives effect to the Merger as if it had been completed on January 1, 2009.

The Merger will be accounted for as a business combination under the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles. Although management of Live Nation and Ticketmaster Entertainment consider the Merger to be a merger of equals, Live Nation is the deemed accounting acquirer and Ticketmaster Entertainment is the deemed accounting acquiree.

The unaudited pro forma condensed combined financial statements include estimates to adjust assets and liabilities of Ticketmaster Entertainment to their respective fair values based on information available at this time. These preliminary estimates may vary from the estimates in the final accounting for the acquisition as additional information becomes available, which may result in a change in the amount of goodwill recognized. Valuations to determine the fair value of the assets acquired and liabilities assumed have not been completed and accordingly, the adjustments reflected in the pro forma condensed combined financial statements are preliminary and subject to further revisions and such revisions may be material.

Calculation of Estimated Consideration Transferred (in thousands except exchange ratio, share and per share amounts):

Ticketmaster Entertainment common stock outstanding on acquisition date	57,389,598
Final Exchange Ratio per share	1.4743728

Number of converted shares of Live Nation common stock	84,613,662
Less: fractional shares	(1,312)

Number of shares of Live Nation common stock issued in the Merger	84,612,350
Per share price of Live Nation common stock on January 25, 2010	$10.51

Fair value of shares of Live Nation common stock issued in the Merger	$889,276
Fair value of exchanged equity awards	36,558	(1)
Cash paid for fractional shares	13

Total preliminary estimated consideration transferred	$925,847

(1)	Represents the fair value, including the tax impact, of Ticketmaster Entertainment stock option, restricted stock, restricted stock unit and performance share unit replacement awards for precombination services provided, as well as for the precombination portion of the outstanding shares of Ticketmaster Entertainment Series A preferred stock exchanged for a note. Certain holders of restricted stock units and performance share units have the right to receive cash in exchange for these instruments pursuant to the terms of those awards. Those awards have been classified as liabilities in the unaudited pro forma condensed combined balance sheet. The fair value of outstanding awards which immediately vested at the time of the Merger has been attributed to precombination service and included in the consideration transferred. The fair values of the awards attributed to postcombination services will be recorded as compensation cost in the postcombination financial statements of the combined entity. The fair value of the stock options exchanged is included in the calculation of purchase consideration and was determined using the Black-Scholes option pricing model using the Live Nation closing share price of $10.51 on January 25, 2010. The assumptions used, based on the specific terms of the award, an expected volatility rate ranging between 39% and 47%, dividend yield of 0%, expected term ranging from 0 years to 5.46 years and a risk-free interest rate ranging between 0.30% and 2.39%. Volatility includes the historical and implied volatilities of stocks of similar companies since Live Nation does not have sufficient trading history to reasonably predict its own volatility. The risk-free rate is based on U.S. Treasury yields for notes with comparable terms as the awards in effect at the measurement date. The expected life within the valuation model, which is the period of time that options granted are expected to be outstanding, was based on the expected behavior of award recipients in light of the close date stock price versus the strike price of their respective awards. The total awards exchanged as part of the Merger included options to acquire 15,476,646 shares of Live Nation common stock and 2,598,979 shares of Live Nation common stock under restricted stock units as of January 25, 2010, based on the Final Exchange Ratio of 1.4743728.

The following table summarizes the estimated acquisition-date fair value of the identifiable assets acquired, liabilities assumed and Ticketmaster Entertainment noncontrolling interests including an amount for recognized goodwill (in thousands):

Fair value of estimated consideration transferred		$925,847
Fair value of Ticketmaster Entertainment noncontrolling interests		129,828

Less: Recognized fair value of identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	554,606
Accounts receivable	100,675
Prepaid expenses and other current assets	76,146
Assets of operations held for sale	39,575
Property, plant and equipment	77,443
Intangible assets	803,905
Investments in nonconsolidated affiliates	8,809
Other long-term assets	43,669
Accounts payable	(389,956)
Accrued expenses and other current liabilities	(166,967)
Deferred revenue	(28,076)
Liabilities of operations held for sale	(16,155)
Long-term debt	(837,329)
Other long-term liabilities	(55,758)
Deferred taxes	(211,826)
		(1,239)

Goodwill		$1,056,914

Amortization of intangible assets with definite lives is based on the nature of the applicable intangible asset and expected future cash flows to be derived from the intangible asset. In estimating the fair value of the acquired intangible assets, Live Nation utilized the valuation methodology determined to be most appropriate for the individual intangible asset being valued; refer to the table below for the specific methodology employed for each individual intangible asset category. In performing the valuation analyses, Live Nation considered the expected use of the asset, any legal, regulatory or contractual provisions that may impact the cash flow to be derived from the asset and significant market trends impacting Ticketmaster Entertainment. The intangible asset valuations were based on the most recent valuation analyses performed by Ticketmaster Entertainment as follows. In the fourth quarter of 2008, Ticketmaster Entertainment performed a Step II impairment analysis of its Ticketing reporting unit. The intangible assets attributable to the Artist Management reporting unit were valued at the time of acquisition of a controlling interest in Front Line on October 29, 2008. In the fourth quarter of 2009, Ticketmaster Entertainment performed a valuation of its indefinite-lived trade name. For purposes of these pro forma statements, Live Nation has taken these valuations and updated forecasts and discount rates to arrive at an updated business enterprise value. Since the assumptions used for the definite- and indefinite-lived intangible assets are essentially unchanged, Live Nation applied a proportional amount of the change in the business enterprise valuation to each intangible asset, which Live Nation believes is reasonable for purposes of these pro forma disclosures.

With the exception of the indefinite-lived trade name, the primary assumptions used by Ticketmaster Entertainment in the fourth quarter of 2008 for the determination of the definite- and indefinite-lived intangible assets were generally based upon the present value of the anticipated cash flows discounted at rates ranging from 12% to 17%. In the fourth quarter of 2009, Ticketmaster Entertainment performed an impairment analysis of its indefinite-lived trade name based upon the present value of the anticipated cash flows discounted at 13%. Estimated years of projected earnings generally follow the range of estimated remaining useful lives for each intangible asset class.

These estimated fair values are considered preliminary and are subject to change upon completion of the final valuation. Changes in fair value of the acquired intangible assets may be material. The acquired intangible assets include the following:

	Valuation Method	Estimated Fair Value	Estimated Remaining Useful Lives(1)
		(in thousands)	(years)
Venue and promoter contracts	Multi-period Excess Earnings(3)	$84,268	3
Non-compete agreements	With & Without – DCF(4)	16,508	1 to 5
Distribution agreements	Multi-period Excess Earnings(3)	6,300	1
Technology	Relief-from-Royalty (5)	85,985	1 to 3
Trademarks and trade names (definite-lived)	Relief-from-Royalty(5)	21,558	2 to 9
Customer relationships	Multi-period Excess Earnings(3)	39,955	1 to 9
Broker relationships	Multi-period Excess Earnings(3)	52,551	10 to 12
Artist relationships	Multi-period Excess Earnings(3)	173,874	2 to 19
Other	Carrying Value(2)	2,906	1 to 9

Total acquired definite-lived intangible assets		483,905
Trade name (indefinite-lived)	Relief-from-Royalty(5)	320,000	N/A

Total acquired intangible assets		$803,905

(1)	Determination of the estimated remaining useful lives of the individual categories of intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset.
(2)	Other intangible assets have been valued at the carrying value as of December 31, 2009, as Live Nation believes this approximates the fair value of the underlying intangible assets.
(3)	The multi-period excess earnings method estimates an intangible asset’s value based on the present value of the prospective net cash flows (or excess earnings) attributable to it.

i)	Venue and promoter contracts: The valuation attributed to venue and promoter contracts was based on projected net cash inflows from contracts Ticketmaster Entertainment has in place with various promoters, sports teams and venues around the world.

ii)	Distribution agreements: The valuation attributed to distribution agreements was based on projected net cash inflows from agreements Ticketmaster Entertainment has with domestic and international ticketing outlets to distribute tickets on its behalf.

iii)	Customer relationships: The valuation attributed to customer relationships was based on projected net cash inflows generated from three separate revenue streams: providing automated ticketing technology, selling VIP ticketing packages to concertgoers and selling merchandise through retail channels.

iv)	Broker relationships: The valuation attributed to broker relationships was based on projected net cash inflows from secondary ticketing brokers.

v)	Artist relationships: The valuation attributable to artist relationships was based on projected net cash inflows to be realized from the existing relationships that artist managers have developed with their artist clients. Ticketmaster Entertainment estimated that the touring cycle is generally three years from the release of a new album. At the conclusion of each three-year cycle, there is a possibility that the individual artist will elect to end the relationship with the artist’s manager based on whether the artist has a continuing interest in touring, or simply would prefer alternative representation. Ticketmaster Entertainment grouped the artists into three categories by age and then estimated an artist renewal rate to be applied after each three-year cycle to account for the declining probability of the relationship continuing into the next cycle.

(4)	The with & without – DCF method is a specific application of the discounted cash flow method that compares the present values of the debt-free net cash flows with and without the asset being valued and treats the difference as the asset’s fair value.

i)	Non-compete agreements: The valuation attributed to the non-compete agreements was based on projected net cash inflows from agreements with certain key executives or individuals not to enter into, or consult on behalf of, any business venture in competition with their existing business.

(5)	The relief-from-royalty method estimates an intangible asset’s value based on the cost savings realized by its owner as a result of not having to pay a royalty to another party for using the asset.

i)	Technology: The valuation attributed to technology was based on projected net cash inflows from royalty savings realized by Ticketmaster Entertainment as a result of developing its own proprietary ticketing applications, printing technology and website technology.

ii)	Trademarks and trade names (definite-lived): The valuation attributed to certain trademarks and trade names obtained through acquisitions made by Ticketmaster Entertainment was based on projected net cash inflows from royalty savings realized by Ticketmaster Entertainment from the name recognition associated with the respective entities. Ticketmaster Entertainment projected earnings attributable to the acquired trade names and then applied a royalty rate of 3% to these earnings.

iii)	Trade name (indefinite-lived): The valuation attributed to the indefinite-lived trade name was based on projected net cash inflows from royalty savings realized by Ticketmaster Entertainment from the strong name recognition associated with its various entities, as well as the various Internet domains owned by Ticketmaster Entertainment. Ticketmaster Entertainment projected earnings attributable to the Ticketmaster Entertainment trade names and then applied a royalty rate of 3% to these earnings.

Note 2: Pro Forma Adjustments (in thousands, except share data)

Adjustments to Balance Sheet

(a)	Represents the following adjustments to cash and cash equivalents:

Reclassify Paciolan as held for sale (a1)	$124
Cash paid for fractional shares	(13)

Adjustment to cash and cash equivalents	$111

(a1)	Represents the adjustment to reclassify the historical balance sheet of Ticketmaster Entertainment’s ticketing subsidiary, Paciolan, as held for sale. Paciolan is required to be divested as part of the Merger concessions with the DOJ. A valuation of the assets and liabilities will be completed in the final acquisition accounting and, as such, no pro forma adjustments have been recorded to reflect the Paciolan assets and liabilities at fair value.

(b)	Represents the following adjustments to accounts receivable, net:

Reclassify Paciolan as held for sale (see footnote (a1) above)	$(5,439)
Eliminate intercompany balance between Live Nation and Ticketmaster Entertainment	(689)

Adjustment to accounts receivable, net	$(6,128)

(c)	Represents the following adjustments to prepaid expenses and other current assets:

Elimination of Ticketmaster Entertainment historical current non-recoupable contract advances (c1)	$(23,919)
Adjust Ticketmaster Entertainment historical current deferred tax asset for postcombination impact of Merger transaction costs	(10,000)
Elimination of Ticketmaster Entertainment historical current deferred financing fees	(4,425)
Reclassify Paciolan as held for sale (see footnote (a1) above)	(4,291)
Eliminate intercompany balance between Live Nation and Ticketmaster Entertainment	(1,313)
Record current deferred tax impact of postcombination compensation expense recognized for exchanged equity award (see footnote (t) below)	383

Adjustment to prepaid expenses and other current assets	$(43,565)

(c1)	Non-recoupable contract advances are occasionally paid to Ticketmaster Entertainment’s clients in return for the clients entering into long-term, exclusive ticketing agreements. Ticketmaster Entertainment’s non-recoupable contract advances are expensed over the applicable contract periods and Ticketmaster Entertainment’s historical balances are presented net of this expense. The historical non-recoupable contract advances have been eliminated and intangible assets associated with the long-term ticketing agreements have been established at fair value as part of acquisition accounting. See footnote (h1) below.

(d)	Represents the adjustment to classify the Paciolan balance sheet as held for sale. See footnote (a1) above.

(e)	Represents the following adjustments to property, plant and equipment-net:

Elimination of Ticketmaster Entertainment historical balance of capitalized, internally-developed software costs (e1)	$(19,746)
Reclassify Paciolan as held for sale (see footnote (a1) above)	(3,859)

Adjustment to property, plant and equipment-net	$(23,605)

(e1)	Certain capitalized, internally-developed software has been included in the fair value of intangible assets and therefore the historical costs in property, plant and equipment are eliminated.

(f)	Represents the following adjustments to intangible assets-net:

Adjustment of Ticketmaster Entertainment’s intangible assets to fair value	$528,733
Reclassify Paciolan as held for sale (see footnote (a1) above)	(25,133)

Adjustment to intangible assets-net	$503,600

(g)	Represents estimated goodwill of $1,056,914, measured as the excess of the estimated consideration transferred plus the fair value of the Ticketmaster Entertainment noncontrolling interests over the net of the estimated acquisition-date amounts of the identifiable assets acquired and liabilities assumed measured at fair value, and the elimination of Ticketmaster Entertainment historical goodwill of $482,341. The goodwill arising from the Merger consists largely of the synergies expected from combining the operations of Live Nation and Ticketmaster Entertainment. The anticipated synergies primarily relate to redundant staffing and related internal support costs, redundant locations, redundant systems and IT costs, purchasing economies of scale and expanded sponsorship revenue opportunities as well as an assembled workforce. Of the total amount of goodwill recognized in connection with the Merger, approximately $41,200 is expected to be deductible for tax purposes. Management of Live Nation and Ticketmaster Entertainment has not yet determined the reportable segments for the combined company and therefore are not able to provide goodwill by reportable segment.

(h)	Represents the following adjustments to other long-term assets:

Elimination of Ticketmaster Entertainment historical long-term non-recoupable contract advances (see footnote (c1) above) and certain other contractual assets	$(67,307)
Elimination of Ticketmaster Entertainment historical long-term deferred financing fees	(15,925)
Reclassify Paciolan as held for sale (see footnote (a1) above)	(977)

Adjustment to other long-term assets	$(84,209)

(i)	Represents the following adjustments to accounts payable:

Elimination of intercompany balance from Ticketmaster Entertainment to Live Nation (i1)	$(11,176)
Reclassify Paciolan as held for sale (see footnote (a1) above)	(634)

Adjustment to accounts payable	$(11,810)

(i1)	See footnote (k) below for the corresponding elimination entry by Live Nation.

(j)	Represents the following adjustments to accrued expenses and other current liabilities:

Liability for cash payment to Live Nation Chief Executive Officer in connection with the Merger (j1)	$3,000
Liability for cash payment to Ticketmaster Entertainment Chief Executive Officer in connection with the Merger (j2)	2,000
Liability for cash payments to other Live Nation management in connection with the Merger	3,500
Liability for remaining Live Nation equity issuance costs (j3)	286
Liability assumed for Ticketmaster Entertainment current contingent earn-outs (j4)	7,073
Liability for fees owed to banks in connection with the renegotiation of the Ticketmaster Entertainment credit facilities (see footnote (aa1) below)	6,305
Liability for one-time costs to be incurred in connection with the modification of the AEG contract (see footnote (w2) below)	3,883
Eliminate intercompany balance between Live Nation and Ticketmaster Entertainment	(689)
Elimination of Ticketmaster Entertainment historical current deferred rent	(1,571)
Reclassify Paciolan as held for sale (see footnote (a1) above)	(8,578)

Adjustment to accrued expenses and other current liabilities	$15,209

(j1)	Upon completion of the Merger, the Live Nation Chief Executive Officer received a one-time cash bonus under the terms of his employment agreement. See footnote (t1) below.
(j2)	Upon completion of the Merger, the Ticketmaster Entertainment Chief Executive Officer received a one-time cash bonus under the terms of his current employment agreement. This adjustment has been recorded in acquisition accounting as it is considered an acquired liability since it is a commitment entered into by Ticketmaster Entertainment prior to the Merger.
(j3)	Live Nation has previously recorded $2,667 of equity issuance costs incurred as of December 31, 2009.
(j4)	Fair value of the contingent earn-outs was determined by considering the probability of achieving post-acquisition operating results targets, as defined in the applicable purchase agreements.

(k)	Represents the following adjustments to deferred revenue:

Reclassification to deferred revenue for amounts owed to Live Nation by Ticketmaster Entertainment for ticket sales for future events (see footnote (i1) above)	$11,176
Elimination of intercompany balance from Live Nation to Ticketmaster Entertainment	(1,313)
Adjustment of Ticketmaster Entertainment historical deferred revenue to fair value (k1)	(4,407)

Adjustment to deferred revenue	$5,456

(k1)	Remaining deferred revenue acquired primarily consists of unredeemed gift cards issued by Ticketmaster Entertainment. Live Nation estimated the fair value of Ticketmaster Entertainment deferred revenue by reviewing the level of remaining client service obligations and determining a reasonable profit margin to be recognized prospectively for related contracts and reduced the carrying value for those where significant services had already been performed.

(l)	Represents the adjustment to classify the Paciolan balance sheet as held for sale. See footnote (a1) above.

(m)	Represents the adjustment for the exchange of Ticketmaster Entertainment Series A preferred stock for a note in connection with the Merger. The exchanged award is included in Consideration Transferred. See footnote (q) below.

(n)	Represents the following adjustments to long-term debt—net:

Adjustment of Ticketmaster Entertainment historical debt to fair value (n1)	$25,349
Exchange of Ticketmaster Entertainment Series A preferred stock for a note prior to the Merger - this exchanged award is included in consideration transferred (see footnote (q) below)	3,526

Adjustment to long-term debt—net	$28,875

(n1)	Represents adjustment to Ticketmaster Entertainment’s Senior Notes, Term Loan A and revolving credit facility to fair value. The fair value of the debt was estimated by obtaining a third-party market quote. The face value of Ticketmaster Entertainment’s Term Loan B approximates fair value. Collectively, Ticketmaster Entertainment’s Term Loan A, Term Loan B and revolving credit facility comprise Ticketmaster Entertainment’s credit facilities. See footnote (aa3) and (aa4) below.

(o)	Represents the following adjustments to other long-term liabilities:

Adjustment of certain Ticketmaster Entertainment contracts to fair value	$26,359
Adjustment of Ticketmaster Entertainment operating leases to fair value	2,808
Fair value of exchanged liability awards included in consideration transferred	727
Elimination of Ticketmaster Entertainment historical liability related to exchanged awards	(727)
Reclassify Paciolan as held for sale (see footnote (a1) above)	(685)
Elimination of Ticketmaster Entertainment historical non-current deferred rent	(4,461)

Adjustment to other long-term liabilities	$24,021

(p)	Represents the following adjustments to deferred taxes:

Intangible assets (p1)	$211,493
Non-recoupable advances and other contractual assets and liabilities (p1)	(47,035)
Long-term debt (p1)	(10,139)
Non-cash compensation (p1)	16,414
Deferred financing costs (p1)	(8,140)
Property, plant and equipment (p1)	(7,898)
All other increases (p1)	3,052

157,747
Income tax impact of exchanged equity awards included in consideration transferred	(8,527)
Reclassify Paciolan as held for sale (see footnote (a1) above)	(6,258)

Adjustment to deferred taxes	$142,962

(p1)	Represents deferred tax effects of all taxable and deductible temporary differences, net of valuation allowances, determined by applying a combined federal and state tax rate of 40% to applicable pro forma adjustments. Temporary differences that give rise to the net increase in deferred tax liabilities include differences arising from the assignment of financial reporting values in pro forma adjustments to specific assets and liabilities for which there is no corresponding increase or decrease in tax basis.

(q)	Represents the adjustment to Ticketmaster Entertainment Series A preferred stock for changes to the Ticketmaster Entertainment Chief Executive Officer’s compensation in connection with the Merger. At the time it entered into the Merger Agreement, Ticketmaster Entertainment entered into a letter agreement with its Chief Executive Officer pursuant to which, contingent on completion of the Merger, all shares of outstanding Ticketmaster Entertainment Series A preferred stock would be exchanged at the time of the Merger for a Ticketmaster Entertainment note bearing interest at 3% per annum. An adjustment has been made to classify, as a note, the fair value related to the precombination service provided through December 31, 2009 of which $10,855 is recorded in current portion of long-term debt and $3,526 is recorded in long-term debt-net.

(r)	Represents the following adjustments to common stock:

Issuance of 84,612,350 shares of Live Nation common stock to Ticketmaster Entertainment stockholders (see Note 1 for calculation of Live Nation shares issued)	$846
Less: Elimination of Ticketmaster Entertainment historical common stock	(574)

Adjustment to common stock	$272

(s)	Represents the following adjustments to additional paid-in capital:

Total preliminary estimated consideration transferred (see Note 1)	$925,847
Less: cash paid for fractional shares	(13)
Less: par value of Live Nation common stock issued	(846)
Less: current portion of exchanged awards classified as liabilities (see footnote (m) above)	(10,855)
Less: long-term portion of exchanged awards classified as liabilities (see footnote (n) above)	(3,526)
Less: exchanged awards classified as liabilities (see footnote (o) above)	(727)
Plus: tax impact of exchanged awards included in deferred taxes (see footnote (p) above)	8,527

Amount in preliminary estimated consideration transferred	918,407
Elimination of Ticketmaster Entertainment historical additional paid-in capital	(1,219,822)
Live Nation remaining equity issuance costs reflected as a reduction of the fair value of the equity issued	(286)
Adjustment for precombination portion of exchanged equity award due to difference in fair value of original award versus replacement award	957
Acceleration of vesting of Live Nation equity awards upon Merger based on employment contract change in control provisions	5,457

Adjustment to additional paid-in capital	$(295,287)

(t)	Represents the following adjustments to accumulated deficit:

Elimination of Ticketmaster Entertainment historical accumulated deficit	$1,028,504
Expense for cash payment to Live Nation Chief Executive Officer in connection with the Merger (t1)	(3,000)
Expense for cash payments to other Live Nation management in connection with the Merger	(3,500)
Acceleration of vesting of Live Nation equity awards upon Merger based on employment contract change in control provisions (t2)	(5,457)
Expense for adjustment of Ticketmaster Entertainment historical current deferred tax asset for postcombination impact of Merger transaction costs	(10,000)
Compensation expense recognized (net of tax) for precombination portion of exchanged equity award due to difference in fair value of original award versus replacement award	(574)

Adjustment to accumulated deficit	$1,005,973

(t1)	This adjustment will be charged to selling, general and administrative expenses in the statement of operations at the time of the closing of the Merger, but has not been included in the pro forma statement of operations because it does not have a continuing impact. See footnote (j1) above.
(t2)	The adjustment for the acceleration of vesting of Live Nation equity awards was calculated using the unrecognized expense at December 31, 2009 for each award and includes a true-up of previously estimated forfeitures. The grant-date fair values of these awards, based on a Black-Scholes valuation, were being expensed on a straight-line basis over the vesting period. The awards accelerated represent 1,315,000 stock options, 475,000 shares of restricted stock and 325,000 performance-based restricted stock awards. This adjustment will be charged to selling, general and administrative expenses on the statement of operations at the time of the closing of the Merger, but has not been included in the pro forma statement of operations because it does not have a continuing impact.

(u)	Represents the adjustment to eliminate Ticketmaster Entertainment’s historical accumulated other comprehensive income.

(v)	Represents the following adjustments to redeemable noncontrolling interests and noncontrolling interests:

Reclassification from noncontrolling interests and additional paid-in capital to redeemable noncontrolling interests (v1)	$19,886
Adjustment of Ticketmaster Entertainment historical redeemable noncontrolling interests to fair value (v2)	24,024

Adjustment to redeemable noncontrolling interests	$43,910

Reclassification from noncontrolling interests to redeemable noncontrolling interests (v1)	$(11,962)
Adjustment of Ticketmaster Entertainment historical noncontrolling interests to fair value (v3)	8,854

Adjustment to noncontrolling interests	$(3,108)

(v1)	Represents the reclassification from noncontrolling interests to redeemable noncontrolling interests related to the Ticketmaster Entertainment Chief Executive Officer’s employment agreement in connection with the Merger. As of December 31, 2009, the Ticketmaster Entertainment Chief Executive Officer owns 10,542 shares of common stock in Front Line, 15,376 restricted shares of Front Line common stock, which vest in full on October 29, 2013, and 3,402 options in Front Line common stock that vest ratably through January 20, 2010. Prior to modifications outlined in the Ticketmaster Entertainment Chief Executive Officer’s employment agreement, 50% of the common stock, restricted common stock and options held by the Ticketmaster Entertainment Chief Executive Officer included a redemption feature and were thus accounted for as redeemable noncontrolling interests. The 50% of the Front Line common stock that did not include a redemption feature was accounted for as noncontrolling interests. As outlined in the Ticketmaster Entertainment Chief Executive Officer’s employment agreement signed in connection with the Merger, following completion of the Merger, 100% of the Front Line common stock, restricted common stock and options owned by the Ticketmaster Entertainment Chief Executive Officer include a redemption feature and should be accounted for as redeemable noncontrolling interests. The reclassification adjustment to reclassify $11,962 from noncontrolling interests to redeemable noncontrolling interests represents 50% of the Ticketmaster Entertainment Chief Executive Officer’s common stock in Front Line following the fair value adjustment of $4,938 described in footnote (v3). An additional reclassification adjustment to reclassify $7,924 from additional paid-in capital to redeemable noncontrolling interests is equal to the inception-to-date compensation expense of $2,831 recognized for the 50% of the restricted common stock and options in Front Line that did not previously include a redemption feature, plus a fair value adjustment of $5,093. The pro forma financial statements do not reflect a corresponding adjustment in additional paid-in capital for the $7,924 as Ticketmaster Entertainment’s additional paid-in capital is not recorded in acquisition accounting.
(v2)	Represents the adjustments to record the historical redeemable noncontrolling interests not held by Ticketmaster Entertainment at fair value. The fair values of the noncontrolling interests in Front Line and certain of its subsidiaries were estimated using valuations performed at December 31, 2009. Where applicable, the valuations were discounted to give effect to control and liquidity premiums.
(v3)	Represents the adjustments to record the historical noncontrolling interests not held by Ticketmaster Entertainment at fair value. A fair value adjustment of $4,938 for noncontrolling interests in Front Line held by the Ticketmaster Entertainment Chief Executive Officer was estimated using valuations performed at December 31, 2009. An additional adjustment of $3,916 for noncontrolling interests in certain Front Line subsidiaries was estimated using the October 29, 2008 valuation performed when Ticketmaster Entertainment acquired a controlling interest in Front Line, adjusted for estimated changes in the value of those entities since that date.

Adjustments to Statement of Operations

(w)	Represents the following adjustments to revenue:

Year Ended December 31, 2009
Elimination of intercompany revenue between Live Nation and Ticketmaster Entertainment	$(32,204)
Elimination of Paciolan (w1)	(40,883)
Adjustment for changes to AEG contract (w2)	(77,549)

Adjustment to revenue	$(150,636)

(w1)	Represents the adjustment to eliminate the historical amounts of Paciolan.
(w2)	Represents the adjustment related to the changes in the current Ticketmaster Entertainment AEG contract. As part of the Merger concessions with the DOJ, Ticketmaster Entertainment is required to license its ticketing technology to AEG, which is expected to replace existing contractual ticketing service arrangements.

(x)	Represents the following adjustments to direct operating expenses:

Year Ended December 31, 2009
Elimination of Ticketmaster Entertainment’s expense for non-recoupable advances due to elimination of assets in acquisition accounting	$(34,381)
Elimination of intercompany direct operating expenses between Live Nation and Ticketmaster Entertainment	(32,204)
Amortization of fair value adjustment for certain Ticketmaster Entertainment contracts	(9,096)
Elimination of Paciolan (see footnote (w1) above)	(16,766)
Adjustment for impact of changes related to AEG contract (see footnote (w2) above)	(55,110)

Adjustment to direct operating expenses	$(147,557)

(y)	Represents the following adjustments to selling, general and administrative expenses:

Year Ended December 31, 2009
Elimination of Ticketmaster Entertainment Merger transaction costs	$(32,241)
Elimination of Live Nation Merger transaction costs	(34,870)
Elimination of Paciolan (see footnote (w1) above)	(6,209)
Adjustment to rent expense for amortization of fair value adjustment for operating leases	(712)
Expense for expected recurring impact of salary and bonus adjustments and equity awards to management in connection with the Merger (y1)	8,332

Adjustment to selling, general and administrative expenses	$(65,700)

(y1)

Year Ended December 31, 2009
Live Nation Chief Executive Officer
Merger bonus (i)	$—
Closing restricted share grant (ii)	1,913
Annual base salary (iii)	500
Annual cash performance bonus and annual cash exceptional performance bonus (iv)	875
Annual restricted stock grant (v)	—

Ticketmaster Entertainment Chief Executive Officer
October 29, 2008 Stock Option (vi)	—
Annual base salary (vii)	—
Annual bonus (viii)	—
Merger bonus (ix)	—
Azoff Restricted Common Stock (x)	2,447
Ticketmaster Entertainment Note (xi)	—
May 6, 2009 Ticketmaster Entertainment Equity Awards:
- May 6, 2009 Stock Option (xii)	—
- Additional restricted stock units (xiii)	—
- Stock Growth restricted stock units (xiv)	2,038
- Merger Milestone restricted stock units(xv)	559
Front Line Put Rights (xvi)	—

$8,332

(i)	Upon completion of the Merger, the Live Nation Chief Executive Officer received a one-time cash bonus. See footnote (j1) and (t1) above for pro forma adjustment.
(ii)	Grant of 350,000 restricted common shares of the combined company vesting 25% per year, conditional upon the average closing stock price for Live Nation common stock over any consecutive 12-month period exceeding $20.00 per share. Live Nation calculated the preliminary fair value of the award based on its share price as of January 25, 2010 of $10.51 per share. The expense is recognized on an accelerated basis over the four-year vesting period.
(iii)	Represents the impact of an increased annual base salary to $2,000.

(iv)	Represents the increase related to (a) an annual cash performance bonus and (b) an annual cash exceptional performance bonus over the amounts currently recognized in the statement of operations.
(v)	Annual grant of 150,000 shares of restricted common stock is consistent with grants being received under pre-Merger employment agreement. No pro forma adjustment is required.
(vi)	Upon completion of the Merger, the option to purchase 2,000,000 shares of Ticketmaster Entertainment common stock granted on October 29, 2008 vested in full. These shares have been included in the fair value of the exchanged equity awards included as part of the calculation of the estimated consideration transferred (see Note 1 (1)).
(vii)	There is no increase in annual base salary. No pro forma adjustment is required.
(viii)	An annual bonus opportunity targeted between $1,000 and $2,000 which will be subject to satisfaction of performance criteria to be established post-Merger. Since no such performance criteria have been established, no pro forma adjustment has been included.
(ix)	Upon completion of the Merger, the Ticketmaster Entertainment Chief Executive Officer received a one-time cash bonus. See footnote (j2) above for pro forma adjustment.
(x)	Modification of the 1,000,000 shares of restricted Ticketmaster Entertainment common stock granted on October 29, 2008 to guarantee the value of the shares at $15,000 upon a specified measurement date with any shortfall being paid in shares or cash, at Live Nation’s discretion. This stock grant was issued to the Ticketmaster Entertainment Chief Executive Officer as part of the consideration related to the acquisition by Ticketmaster Entertainment of a controlling interest in Front Line on October 29, 2008. These amounts are equal to the difference between the actual compensation expense recognized for the equity-classified awards and the compensation expense that would be recognized following the modification of this award.
(xi)	Conversion of the Ticketmaster Entertainment Series A preferred stock into a note bearing interest at 3% per annum. This preferred stock was issued to the Ticketmaster Entertainment Chief Executive Officer as part of the consideration related to the acquisition by Ticketmaster Entertainment of a controlling interest in Front Line on October 29, 2008. The difference between the face value of the note, plus the interest that will accrue on the note subsequent to the Merger, and the initial liability of $14,381 in acquisition accounting results in remaining unrecognized compensation expense which will be recognized as the remaining service requirement is performed through October 1, 2013. The historical expense approximates the pro forma expense amount, thereby resulting in no pro forma adjustment.
(xii)	Represents options to purchase 1,445,088 shares of Ticketmaster Entertainment common stock, with a per share exercise price of $7.55. The Ticketmaster Entertainment Chief Executive Officer was to retain these options, subject to applicable vesting conditions, whether or not the Merger occured. Therefore, no pro forma adjustment is required.
(xiii)	Represents 200,000 Ticketmaster Entertainment restricted stock units. The Ticketmaster Entertainment Chief Executive Officer was to retain these restricted stock units, subject to applicable vesting conditions, whether or not the Merger occured. Therefore, no pro forma adjustment is required.
(xiv)	Grant of 252,890 shares of Ticketmaster Entertainment common stock vesting 25% per year, conditional upon the average closing stock price for the combined company’s common stock over any consecutive 12-month period exceeding the product of $14.45 per share and the exchange ratio for the Merger. Live Nation calculated the fair value of the award based on its share price as of January 25, 2010 of $10.51 per share. The expense is recognized on an accelerated basis over the four-year vesting period.
(xv)	Represents merger milestone restricted stock unit grant of 144,509 shares of Ticketmaster Entertainment common stock which vests in annual installments on the first four anniversaries of the closing of the Merger, subject to satisfaction of applicable performance goals which have already been achieved. The fair value of the award was calculated based on its share price as of January 25, 2010 to be recognized on a straight-line basis over four years.
(xvi)	There is no statement of operations impact from the Front Line put rights. See footnote (v) above for further discussion.

(z)	Represents the following adjustments to depreciation and amortization:

Year Ended December 31, 2009
Adjustment to amortization expense as a result of fair value adjustments to intangible assets (z1)	$85,538
Elimination of Paciolan (see footnote (w1) above)	(8,870)
Adjustment to depreciation expense for removal of capitalized, internally-developed software costs from property, plant and equipment (see footnote (e1) above)	(8,502)

Adjustment to depreciation and amortization	$68,166

(z1)	Represents the adjustment to amortization expense as a result of fair value adjustments to intangible assets:

	Fair Value Adjustments as of December 31, 2009	Remaining Weighted- Average Life (years)	Amortization Expense for the
			Year Ended December 31, 2009 (i)
Venue and promoter contracts	$84,268	3.0	$28,089
Non-compete agreements (ii)	6,948	2.3	1,057
Distribution agreements	6,091	0.3	6,091
Technology	77,576	1.6	34,618
Trademarks and trade names (definite-lived)	3,122	7.8	380
Customer relationships (ii)	28,232	2.8	6,041
Broker relationships	(1,992)	10.2	(182)
Artist relationships (ii)	66,936	4.0	9,408
Other	137	7.0	36

Total acquired definite-lived intangible assets	$271,318		$85,538

(i)	Amortization expense related to these definite-lived intangible assets is recognized over the shorter of either the respective lives of the agreements or the period of time the assets are expected to contribute to future cash flows.
(ii)	Ticketmaster Entertainment acquired four artist management companies during 2009. Amortization related to the artist management companies is included from the date of their respective acquisition forward.

The above adjustments to recognize amortization expense, for intangible assets recognized in the acquisition for the year ended December 31, 2009, were based on adjusted fair value estimates of the definite-lived intangible assets specified in the table in Note 1 above, amortized over the estimated remaining useful lives of each asset category. The estimated fair value adjustment of $271,318 for acquired definite-lived intangible assets is being recognized over a weighted-average amortization period of 2.7 years.

(aa)	Represents the following adjustment to interest expense:

Year Ended December 31, 2009
Interest expense related to amendments to Ticketmaster Entertainment’s credit facilities in connection with the Merger (aa1)	$13,469
Adjustment to reverse amortization of Ticketmaster Entertainment historical deferred financing fees (aa2)	(3,340)
Amortization of Ticketmaster Entertainment Senior Notes premium (aa3)	(3,009)
Accretion of Ticketmaster Entertainment credit facilities discount (aa4)	328
Elimination of Paciolan (see footnote (w1) above)	(168)

Adjustment to interest expense	$7,280

(aa1)	On May 12, 2009, Ticketmaster Entertainment and the required lenders entered into an amendment to the Ticketmaster Entertainment credit facilities to allow the Ticketmaster Entertainment credit facilities to remain in effect after the completion of the Merger with no default or event of default under the Ticketmaster Entertainment credit facilities resulting from the Merger. The amendment to the Ticketmaster Entertainment credit facilities at the time of the Merger increased all interest rate spreads under the Ticketmaster Entertainment credit facilities by 1.25%. In addition, the amended terms related to Term Loan A, Term Loan B and the revolving credit facility included a LIBOR floor of 2.50%. The amendment to the Ticketmaster Entertainment credit facilities resulted in fees payable to the lenders and the incurrence of other costs, which are included in the unaudited pro forma condensed combined financial statements. See footnote (j) above.

The adjustment to pro forma interest expense for the portion related to the amendment to the Ticketmaster Entertainment credit facilities in connection with the closing of the Merger was calculated using the effective interest method for the year ended December 31, 2009. The underlying interest rates on the Term Loan A, Term Loan B and the revolving credit facility were the LIBOR floor of 2.50%, as the 3-month LIBOR rate in effect at December 31, 2009 was less than the floor, plus the applicable margins of 4.0%, 4.50% and 3.50%, respectively. The following table presents the significant components of the adjustment to pro forma interest expense for the portion related to the amendment to the Ticketmaster Entertainment credit facilities for the twelve months ended December 31, 2009:

Interest expense related to amendment of Ticketmaster Entertainment’s credit facilities in connection with the Merger	Pro Forma Interest Expense for Year Ended December 31, 2009	Actual Interest Expense for Year Ended December 31, 2009	Pro forma adjustment
$100 million 2008 Term Loan A, due July 25, 2013 (Pro forma amount calculated as: $100 million principal x 6.50% interest rate)	$6,500	$4,113	$2,387
$350 million 2008 Term Loan B, due July 25, 2014 (Pro forma amount calculated as: $340 million principal x 7.00% interest rate)	23,800	15,608	8,192
Revolving credit facility, due July 25, 2013 (Pro forma amount calculated as: $111.25 million weighted-average borrowing outstanding x 6.0% interest rate)	6,675	3,785	2,890

Total	$36,975	$23,506	$13,469

(aa2)	Reflects the reversal of the related amortization expense as a result of the elimination of the historical deferred financing fees in acquisition accounting.
(aa3)	Represents the adjustment to record interest expense for amortization of the $26,546 premium recorded on the Ticketmaster Entertainment Senior Notes in acquisition accounting. The amortization of the premium has been calculated using the effective interest method over the term of the Ticketmaster Entertainment Senior Notes, which mature on July 28, 2016.
(aa4)	Represents the adjustment to reduce interest expense for amortization of the $1,197 discount recorded on the Ticketmaster Entertainment credit facilities in acquisition accounting. The amortization of the discount has been calculated using the effective interest method over the respective terms of the components of the credit facility.

As the LIBOR rate is below the stipulated LIBOR floor of 2.50% as of December 31, 2009, a one-eighth percentage change in LIBOR would not impact interest expense for Term Loan A, Term Loan B, or the revolving credit facility for the year ended December 31, 2009.

(bb)	Represents the following adjustments to interest income:

Year Ended December 31, 2009
Accretion of certain Ticketmaster Entertainment contractual assets to estimated cash settlement	$(767)
Elimination of Paciolan (see footnote (w1) above)	8

Adjustment to interest income	$(759)

(cc)	Represents the adjustment to eliminate Paciolan. See footnote (w1) above.

(dd)	Represents the income tax effects of the pro forma adjustments at the combined federal and state statutory rate of 40% (domestic) and 28% (foreign) for Ticketmaster Entertainment and the non-deductibility of certain non-cash compensation of $(3,067) for the year ended December 31, 2009, as a result of the Merger. No adjustment to reflect net tax effects for Live Nation was required principally due to the source of the adjustments, which are allocated to the U.S. and Live Nation’s net operating loss carryforward position and corresponding valuation allowances. Based on the current legal and tax structure of Live Nation and Ticketmaster Entertainment and the expected structure of the combined company post-Merger, the companies are not expected to file a consolidated tax return and accordingly, the tax impacts of the pro forma adjustments have been computed on a separate company basis.

(ee)	Represents the adjustment to record the noncontrolling interests’ proportionate share in the additional Front Line amortization expense recorded as a result of fair value adjustments to intangible assets, net of related tax effects. Of the total pro forma adjustment to amortization expense in footnote (z1) above, the amount attributable to Front Line’s intangible assets is equal to $15,043 for the year ended December 31, 2009. Based on the noncontrolling interests’ 17.67% ownership in Front Line, Live Nation calculated a gross adjustment to the noncontrolling interests’ share of amortization expense of $2,658 for the year ended December 31, 2009. The related income tax effect was calculated using the combined federal and state statutory rate of 40% for Ticketmaster Entertainment.

(ff)	Pro forma net loss from continuing operations per common share attributable to common stockholders was calculated by dividing pro forma net loss from continuing operations attributable to Live Nation and Ticketmaster Entertainment by the pro forma weighted average common shares outstanding as if the Merger had been completed on January 1, 2009 using the Final Exchange Ratio of 1.4743728.